Exhibit 10.2

EXECUTION VERSION

***CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF

THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION***

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

Dated as of March 30, 2007

by and between

Solar Star NAFB, LLC

and

PowerLight Corporation

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

TABLE OF CONTENTS

1.	Definitions.	1
2.	Scope	6
3.	Representatives.	6
4.	The Work.	7
5.	Inspection.	12
6.	Final Completion.	12
7.	Changes and Extra Work.	12
8.	Protective Measures.	13
9.	Force Majeure.	14
10.	Unanticipated Conditions.	14
11.	Termination.	14
12.	Labor	16
13.	Commencement and Substantial Completion of Each Phase; Delay Liquidated Damages; Bonus.	16
14.	Reports	18
15.	Subcontractors and Suppliers.	18
16.	Ownership of Plans, Data, Reports and Material.	19
17.	Contract Price.	19
18.	Payment.	19
19.	Suspension of the Work.	20
20.	Taxes.	21
21.	Solar Star Obligations.	21
22.	Representations and Warranties.	21
23.	Warranty.	23
24.	Insurance.	23
25.	Indemnity.	25
26.	Performance of the Work.	26
27.	Compliance with Applicable Laws.	27
28.	Hazardous Materials.	27
29.	Governing Law.	28
30.	Liens.	28
31.	Nonwaiver.	28
32.	Dispute Resolution.	28
33.	Notices and Demands.	30
34.	Nondisclosure; Publicity.	30
35.	Time of Essence.	31
36.	Validity.	31
37.	Survival.	31
38.	Binding Effect.	32

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

i

39.	No Oral Modifications.	32
40.	Headings.	32
41.	Counterparts.	32
42.	Authority.	32
43.	Announcements and Publications.	32
44.	Complete Agreement.	32
45.	No Agency.	33
46.	Priority of Documents.	33
47.	Assignment.	33
48.	Days	33
49.	Expansion Option	34

Schedules
Schedule 1A	-	Construction Schedule
Schedule 1B	-	Performance Tests
Schedule 1C	-	Scope of Work
Schedule 1D	-	Form of Change Order
Schedule 1E	-	Schedule of Values
Schedule 1F	-	Time and Materials Rate Schedule
Schedule 4.1	-	Technical Specifications and Bill of Materials
Schedule 4.4	-	Applicable Permits
Schedule 4.6	-	Substantial Completion Commissioning Plan for Phases and System
Schedule 23.1	-	Warranty
Schedule 24	-	Insurance

Exhibit
Exhibit 1	-	Description of Site

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

ii

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

This ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT, dated as of March 30, 2007 (“Agreement”), is by and between Solar Star NAFB, LLC, a limited liability company formed under the laws of the State of Delaware (“Solar Star”) and PowerLight Corporation, a corporation formed under the laws of the State of Delaware (“Contractor”).

RECITALS:

WHEREAS, Solar Star is developing an approximately 15 MWp solar photovoltaic power plant as more fully described in Schedule 4.1 (the “System”) to be located on approximately 140 acres owned by the Government of the United States of America, acting through Nellis Air Force Base (“NAFB”) in Clark County, Nevada and leased to Solar Star (the “Site”);

WHEREAS, NAFB has issued that certain Solicitation, Offer and Award to Contractor, which has been novated to Solar Star (the “PPA”), pursuant to which Solar Star has agreed to arrange for the construction of the System and provide all electrical energy produced therefrom to NAFB;

WHEREAS, Contractor designs, constructs and installs photovoltaic systems and as such is able to engineer and construct the System and all the necessary ancillary systems to make available electric energy to NAFB;

WHEREAS, Solar Star desires to engage Contractor to supply and install the System at the Site; and

WHEREAS, Contractor desires to provide such supply and installation services, all in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT:

1. Definitions.

Unless otherwise required by the context in which any term appears: (a) capitalized terms used in this Agreement shall have the respective meanings set forth in this Section 1; (b) the singular shall include the plural and vice versa; (c) the word “including” shall mean “including, without limitation”, (d) references to “Sections”, “Schedules” and “Exhibits”

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

shall be to sections, schedules and exhibits hereof; (e) the words “herein”, “hereof” and “hereunder” shall refer to this Agreement as a whole and not to any particular section or subsection hereof; and (f) references to this Agreement shall include a reference to all schedules and exhibits hereto, as the same may be amended, modified, supplemented or replaced from time to time.

“Agreement” shall have the meaning set forth in the preamble.

“Applicable Law” shall mean, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, injunction, registration, license, permit, authorization, guideline, governmental approval, consent or requirement of such Governmental Authority, as construed from time to time by any Governmental Authority.

“Applicable Permits” shall mean each and every national, autonomic, regional and local license, authorization, certification, filing, recording, permit or other approval with or of any Governmental Authority, including, without limitation, each and every environmental, construction or operating permit and any agreement, consent or approval from or with any other Person that is required by any Applicable Law or that is otherwise necessary for the performance of the Work or operation of the System, as listed on Schedule 4.4.

“Change Order” shall mean a written document in the form of Schedule 1D signed by Solar Star and Contractor authorizing an addition, deletion or revision to the Work or an adjustment of the Contract Price or Construction Schedule issued after execution of this Agreement.

“Construction Schedule” shall mean the schedule for prosecution of the Work as set forth on Schedule 1A.

“Contract Documents” shall mean this Agreement, the exhibits and schedules hereto, and drawings, specifications, plans, calculations, models and designs that are part of Exhibit 1 and that have been prepared by Contractor or any Subcontractor exclusively for the Work.

“Contract Price” shall mean the amount for performing the Work that is payable to Contractor as set forth in Section 17.1, as the same may be modified from time to time in accordance with the terms hereof.

“Contractor” shall have the meaning set forth in the preamble.

“Contractor Representative” shall mean the individual designated by the Contractor in accordance with Section 3.2.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

“Disclosing Party” shall have the meaning set forth in Section 34.

“Dispute” shall have the meaning set forth in Section 32.1.

“Dollar” and “$” shall mean the lawful currency of the United States of America.

“Effective Date” shall mean the date on which this Agreement becomes effective, as defined in Section 13.1.

“Equipment” shall mean (a) all materials, supplies, apparatus, machinery, equipment, parts, tools, components, instruments, appliances, spare parts and appurtenances thereto that are required for prudent design, construction or operation of the Systems in accordance with Industry Standards and (b) all materials, supplies, apparatus, machinery, equipment, parts, tools, components, instruments, appliances, spare parts and appurtenances thereto described in, required by, reasonably inferable from or incidental to the Work or the Contract Documents.

“Final Completion” shall mean satisfaction or waiver of all of the conditions for completion of the System set forth in Section 6.

“Force Majeure Event” shall mean, when used in connection with the performance of a Party’s obligations under this Agreement, any act or event (to the extent not caused by such Party or its agents or employees) which is unforeseeable, or being foreseeable, unavoidable and outside the control of the Party which invokes it, and which renders said Party unable to comply totally or partially with its obligations under this Agreement. In particular, any of the following shall be considered a Force Majeure Event:

(a)	war (whether or not war is declared), hostilities, revolution, rebellion, insurrection against any Governmental Authority, riot, terrorism, acts of a public enemy or other civil disturbance;

(b)	acts of God, including but not limited to, storms, floods, lightning, earthquakes, hailstorms, ice storms, tornados, typhoons, hurricanes, landslides, volcanic eruptions, fires, winds in excess of ninety (90) miles per hour, and objects striking the earth from space (such as meteorites), sabotage or destruction by a third party (other than any contractor retained by or on behalf of the Party) of facilities and equipment relating to the performance by the affected Party of its obligations under this Agreement;

(c)	strikes (whether local, regional, national or sectorial), walkouts, lockouts or similar industrial or labor actions or disputes; and

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

(d)	acts of any Governmental Authority that materially restrict or limit Contractor’s access to the Site or its activities at the Site; provided that no act by the Government of the United States of America shall constitute a Force Majeure Event in respect of any obligation of Solar Star hereunder regarding Work completed or in process (such as Equipment ordered but not yet received) as of the date and time of such Force Majeure Event.

“Governmental Authority” shall mean any national, autonomic, regional, province, town, city, or municipal government, whether domestic or foreign, or other administrative, regulatory or judicial body of any of the foregoing.

“Hazardous Material” shall mean oil or petroleum and petroleum products, asbestos and any asbestos containing materials, radon, polychlorinated biphenyl’s (“PCBs”), urea formaldehyde insulation, lead paints and coatings, and all of those chemicals, substances, materials, controlled substances, objects, conditions and waste or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or Applicable Law.

“Indemnified Party” shall have the meaning set forth in Section 25.4.

“Indemnifying Party” shall have the meaning set forth in Section 25.4.

“Industry Standards” shall mean those standards of care and diligence normally practiced by solar engineering, construction and installation firms in performing services of a similar nature in jurisdictions in which the Work will be performed and in accordance with good engineering design practices, Applicable Permits, specifications and processes recommended by the equipment manufacturers, and other standards established for such Work.

“Knowledge Group” means Gregory Rosen, Howard Wenger, Bruce Ledesma Gary Wayne, Kevin Hennessy, and Dan Shugar.

“MWp” means MWdc, which is the manufacturer’s rated wattage of a photovoltaic system.

“Notice to Proceed” means the notice to be delivered to the Contractor by Solar Star instructing Solar Star to commence the Work, which notice shall be reasonably acceptable to the Contractor.

“Party” shall mean, individually, each of the parties to this Agreement.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

“Performance Tests” means, with respect to each Phase, the tests of the portion of the System to be brought online conducted in connection with such Phase, as more particularly described in Schedule 1B.

“Person” shall mean any individual, corporation, partnership, company, joint venture, association, trust, unincorporated organization or Governmental Authority.

“Phase” means each of Phase I, Phase II and Phase III.

“Phase I” means the construction phase projected to achieve Substantial Completion on ***, comprising a portion of the System having a nominal generating capability of approximately 33% of the total MWp of System, as described more fully in Schedule 4.1.

“Phase II” means the construction phase projected to achieve Substantial Completion on ***, comprising an additional portion of the System having a nominal generating capability of approximately 33% of the total MWp of System, as described more fully in Schedule 4.1.

“Phase III” means the construction phase projected to achieve Substantial Completion on ***, comprising an additional portion of the System having a nominal generating capability of approximately 34% of the total MWp of System, as described more fully in Schedule 4.1.

“PPA” shall have the meaning set forth in the second recital.

“Project Documents” shall include the PPA and other key documents set forth in Schedule 1C.

“Receiving Party” shall have the meaning set forth in Section 32.

“Retention” shall have the meaning set forth in Section 18.2.

“Schedule of Values” shall mean the breakdown and valuation of the work for progress payment purposes as set forth on Schedule 1E.

“Site” shall have the meaning set forth in the first recital, and is more fully described in Exhibit 1 hereto.

“Solar Star” shall have the meaning set forth in the preamble.

“Solar Star’s Representative” shall mean the individual designated by Solar Star in accordance with Section 3.1.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

“Subcontractor” shall mean any Person, other than Contractor and Suppliers, retained by Contractor to perform any portion of the Work (including any Subcontractor of any tier) in furtherance of Contractor’s obligations under this Agreement.

“Substantial Completion” shall mean, for each Phase, satisfaction or waiver of all of the conditions set forth in Section 13.3.

“Substantial Completion Date” shall mean the actual date on which the Substantial Completion of the System, as defined in Section 13.3, has occurred.

“Suppliers” shall mean those Equipment suppliers with which Contractor contracts to build the System.

“Technical Advisor” shall mean the independent engineering firm appointed by Solar Star to supervise the completion of the Performance Tests and execute the certificates approving any Performance Test contemplated in Section 4.6.

“Technical Dispute” shall have the meaning set forth in Section 32.2.

“Warranty” shall mean the warranty of Contractor set forth on Schedule 23.1.

“Work” shall mean all obligations, duties, and responsibilities assigned to or undertaken by Contractor and described on Schedule 4.1 with respect to the System.

2. Scope. Contractor shall (a) provide, on a turnkey basis, all professional design and engineering services, Equipment procurement, supervision, labor, materials, equipment, tools, construction Equipment and machinery, utilities, transportation, and procurement of the Applicable Permits for the System (but excluding any related fees), and other facilities, items and services, in each case to the extent necessary for the proper execution and completion of each Phase, in accordance with the Contract Documents, which are each made a part hereof, and (b) supervise and direct the Work in accordance with Industry Standards. Contractor shall have sole control over the engineering, design and construction means, methods, techniques, sequences, and procedures and for coordination of all portions of the Work under this Agreement unless the Agreement specifically provides otherwise.

3. Representatives.

3.1 Solar Star Representatives. Solar Star designates, and Contractor agrees to accept, Joe Kastner as Solar Star Representative for all matters relating to Contractor’s performance of the Work (except for the execution of the certificates approving any Performance Test contemplated in Section 4.6). However, for the exclusive purposes of executing the certificates approving any Performance Test contemplated in Section 4.6, Solar Star

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

unconditionally and irrevocably appoints the Technical Advisor as its representative. The actions taken by Solar Star Representative regarding such performance shall be deemed the acts of Solar Star and shall be fully binding for Solar Star. Solar Star may, upon written notice to Contractor, pursuant to Section 33 hereof, change the designated Solar Star Representative or Technical Advisor; provided, however, that Solar Star shall notify Contractor of the replacement of the Technical Advisor at least one (1) month prior to the beginning of the first Performance Test contemplated in Section 4.6.

3.2 Contractor Representatives. Contractor designates, and Solar Star agrees to accept, Richard Hanson as Contractor Representative for all matters relating to Contractor’s performance under this Agreement. The actions taken by Contractor Representative shall be deemed the acts of Contractor. Contractor may, upon written notice to Solar Star, pursuant to Section 33 hereof, change the designated Contractor Representative.

3.3 The Parties shall vest their Representatives with sufficient powers to enable them to assume the obligations and exercise the rights of Contractor or Solar Star, as applicable, under this Agreement.

3.4 Notwithstanding Sections 3.1 and 3.2, all amendments, Change Orders, notices and other communications between Contractor and Solar Star contemplated herein shall be delivered in writing and otherwise in accordance with Section 33.

4.	The Work.

4.1 Subject to Section 21, Contractor shall perform the Work in accordance with the express description thereof on Schedule 1C.

4.2 Contractor shall perform all Work in accordance with Industry Standards, Applicable Law, Applicable Permits and, to the extent applicable, the terms and conditions of the Project Documents.

4.3 Contractor shall perform engineering and design services, using qualified architects, engineers and other professionals selected and paid for by Contractor, in each case as are necessary to prepare all Contract Documents and submit the Contract Documents to Solar Star for its review and approval.

4.4 Contractor, at its expense, shall obtain, and shall file on a timely basis any documents required to obtain any necessary Applicable Permits on a timely basis. Contractor shall pay for all taxes, fees and costs in order to obtain the Applicable Permits for which Contractor is responsible under this Section 4.4.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

4.5 Contractor, at its expense, shall purchase, transport, deliver, inspect to the extent it deems necessary, and construct and install all Equipment necessary or useful in order to complete the System in a manner consistent with Industry Standards. Contractor shall use commercially reasonable efforts to maintain standard manufacturer’s and supplier’s warranties for the Equipment. With respect the System, Contractor shall assign to Solar Star all of Contractor’s right, title and interest in each component of the System upon delivery thereof to the Site. In addition, upon Substantial Completion of each Phase, Contractor shall assign to Solar Star all related manufacturer’s and/or supplier’s warranties for the applicable Phase.

4.6 Contractor shall startup each Phase and perform the Performance Tests therefor and for the System described on Schedule 4.6. Solar Star shall provide such electricity and consumables as may be required to carry out the Performance Tests. The Contractor’s technical personnel (or, when applicable the installer and/or manufacturer’s personnel, with Contractor’s supervision) shall operate the applicable Phase during the Performance Tests, although Solar Star (and Solar Star’s personnel) shall be entitled to be present during any Performance Test. Any third party entrusted with the supervision, oversight or quality control of Contractor shall be entitled to observe the Performance Tests. Contractor shall provide Solar Star with at least seven (7) days’ prior written notice of the commencement of each Performance Test at Substantial Completion of a Phase in order to permit Solar Star’s Representative coordinate attendance and observation of the Performance Tests.

Upon completion of the relevant Performance Tests, Contractor shall submit to the Technical Advisor the certificate of the results thereof for its approval or rejection. Solar Star and Contractor agree that the approval or rejection by the Technical Advisor shall fully bind Solar Star, and that no certificate of the results of the Performance Tests executed by Solar Star’s Representative (and not by the Technical Advisor) shall be a valid approval or rejection of such Performance Tests.

If the results of the Performance Test can be obtained at the Site immediately following the performance of the Performance Test and the Performance Test has been completed successfully, Solar Star’s Representative and Contractor’s Representative shall execute the relevant certificate including the results achieved in the Performance Test. If the results of the Performance Test cannot be obtained at the Site immediately following the performance of the Performance Test, Contractor shall submit promptly the relevant certificate containing the results of such Performance Test to Solar Star’s Representative as soon as practicable. Solar Star’s Representative shall promptly review such certificate and the results set forth therein and shall determine whether the Performance Test has been successfully completed within five (5) business days following receipt of such certificate.

If any Phase (or component thereof) fails to satisfy any Performance Test, Solar Star’s Representative and Contractor’s Representative shall execute the relevant certificate

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

including the results achieved in the relevant Performance Test for such Phase. Contractor shall repeat the Performance Test for the applicable Phase or component one or several times before Substantial Completion of the applicable Phase. Contractor shall take all corrective actions so that Phase or component may successfully complete the Performance Tests, without prejudice to Solar Star’s rights and remedies in accordance with this Agreement; provided, however, that if such Phase or component does not successfully complete the Performance Tests before the Substantial Completion of the applicable Phase, the applicable portion of the Contract Price shall be adjusted in accordance with Section 17.1.

If any Dispute regarding the Performance Tests arises, Contractor shall be entitled to submit the Dispute to an independent expert in accordance with Section 32.2. If the independent expert contemplated in Section 32 determines that any Performance Test has been completed successfully, such decision shall prevail and shall be binding on Solar Star, Contractor and the Technical Advisor and, therefore, the relevant Performance Test shall be deemed approved for all the purposes contemplated in this Agreement.

4.7 Contractor shall provide to Solar Star a copy of the operations and maintenance manual for the System. Contractor shall provide the drafts and the final version of the operations and maintenance manual on or before the dates contemplated in Section 4.12. After Final Completion, Contractor shall remove debris, unused equipment (other than spares) and surplus materials from the portion of Site where the System is located and leave such portion of the Site in “broom clean” condition.

4.8 Solar Star shall be solely responsible for soliciting and obtaining any subsidies, rebates or other incentives that may be available from any Governmental Authority pursuant to or in connection with the purchase of the System or otherwise, and Contractor makes no representation or warranty to Solar Star as to the availability of any of such subsidies, rebates or incentives. If reasonably requested by Solar Star, Contractor shall, at Contactor’s sole cost and expense, provide Solar Star reasonable assistance in obtaining such subsidies, rebates or incentives. IN NO CASE SHALL CONTRACTOR HAVE ANY LIABILITY TO SOLAR STAR FOR ANY FAILURE BY ANY OF ITS INVESTORS TO OBTAIN ANY OR ALL OF THE BENEFIT OF ANY INVESTMENT TAX CREDIT OR DEPRECIATION.

4.9 Exclusions. Contractor shall not perform any work or activity beyond the scope of the Work, as defined in this Agreement. In particular, the following shall not be included in the Work and therefore shall be performed by Solar Star:

4.9.1 Solar Star shall provide the Site for the Work and continuous and suitable access thereto so that Contractor may gain access to the Site to perform the Work as soon as any necessary work permits, licenses and authorizations are obtained;

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY USED WITH THE COMMISSION***

4.9.2 Solar Star shall select its own personnel so that it is present at the Performance Tests prior to the date of Substantial Completion of each Phase and entry into commercial operation of the applicable Phase;

4.9.3 Solar Star shall be responsible for hiring any third party entrusted with the supervision, oversight or quality control of Contractor, such third party shall not, however, be responsible for the quality assurance and control of Work, other than reporting to Solar Star;

4.9.4 Solar Star shall be solely responsible for securing and paying for all asset management services relating to the System and will not require any such services from Contractor;

4.9.5 Solar Star shall be solely responsible for, and shall bear any fees, costs and expenses of, obtaining any authorization or permit, and the making of any filing, certification or declaration, required under state or federal energy laws or regulations; provided that Contractor shall provide reasonable cooperation to Solar Star in connection with such efforts; and

4.9.6 Contractor shall not be responsible for any environmental liabilities relating to the Site, except for such pollution, toxic emissions, and other Hazardous Materials as are caused by Contractor during construction of the System and for Hazardous Materials associated with the existing landfill at Site which are disturbed or removed during Contractor’s provision of Services under this Agreement; provided, however, that Contractor shall be required to comply with all applicable environmental laws and regulations during construction of the System without prejudice to the provisions of Section 28.2.

4.10 Title; Risk of Loss.

4.10.1 From the Effective Date and until the date of Substantial Completion of a Phase, and subject to Sections 4.10.2, 4.10.3 and 4.10.4, Contractor assumes risk of loss and full responsibility for the cost of replacing or repairing any damage to the applicable Phase and all materials, Equipment, supplies and maintenance equipment (including temporary materials, equipment and supplies) that are purchased by Contractor for permanent installation in or for use during construction of such Phase, regardless of whether Solar Star has title thereto under this Agreement.

4.10.2 Solar Star shall bear the risk of loss and full responsibility in respect of a Phase from and after the date of Substantial Completion of such Phase, and if any component of such Phase is lost or damaged for whatever reason from and after such date, then Contractor shall restore or rebuild any such loss or damage and complete the

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

Work in accordance with this Agreement at the sole cost and expense of Solar Star; provided, however, that Contractor shall not be obligated to restore or rebuild any such loss or damage unless Solar Star has obtained and maintained the insurance that Solar Star is required to maintain pursuant to Section 24 and Contractor has received reasonable assurances from Solar Star that Solar Star will prosecute such claim in a commercially reasonable manner and Contractor will receive the insurance proceeds, if any, paid under such Solar Star-maintained insurance policy in accordance with the disbursement provisions of this Agreement.

4.10.3 Notwithstanding anything herein to the contrary, but subject to the following sentence, Contractor shall bear the risk of loss and full responsibility for the cost of restoring or rebuilding any damage to such Phase and all materials, Equipment, supplies and maintenance equipment (including temporary materials, equipment and supplies) that are purchased by Contractor or Solar Star for permanent installation in or for use during construction of such Phase to the extent caused by a Force Majeure Event occurring at any time from the Effective Date until the date Substantial Completion of the applicable Phase. In light of the foregoing, Contractor shall obtain and maintain a builder’s risk policy in accordance with Schedule 24; provided that Force Majeure Events not covered by such builder’s risk policy are not assumed by Contractor, and shall entitle Contractor to obtain a Change Order in good faith on commercially reasonable terms except if Solar Star reasonably determines that the Change Order is so substantial as to permit Solar Star to terminate the Agreement pursuant to 11.1.1(D) and Solar Star elects to so terminate the Agreement.

4.10.4 Notwithstanding anything herein to the contrary, Solar Star shall bear the risk of loss and full responsibility for the cost of replacing or repairing any damage to such Phase and all materials, Equipment, supplies and maintenance equipment (including temporary materials, equipment and supplies) that are purchased by Contractor or Solar Star for permanent installation in or for use during construction of such Phase to the extent caused by the negligent, grossly negligent or willful acts of Solar Star or its agents, employees or representatives.

4.11 Training of Solar Star’s Personnel.

4.11.1 Contractor shall provide Solar Star’s personnel with up to two (2) days of on-site operation and maintenance training in respect of the System. Solar Star’s personnel shall have the qualifications necessary to perform their activities and will be hired by Solar Star.

4.11.2 Scheduling of training will be coordinated between Contractor and Solar Star; provided that the operation and maintenance manuals and such training will be provided within the thirty (30) days following the Substantial Completion Date of Phase I.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

4.12 Technical Contract Documents to be delivered by Contractor. Contractor shall deliver Solar Star an owner’s manual, operator’s manual and as-built drawings for the System no later than thirty (30) days after Substantial Completion of Phase III occurs. For the avoidance of doubt, the as-built drawings shall be included in the punchlist items contemplated in Section 13.3.

5. Inspection. All Work performed by Contractor and all Equipment shall be subject to inspection by Solar Star, but such right of inspection of the Work or Equipment shall not relieve Contractor of responsibility for the proper performance of the Work or Equipment to the extent provided under this Agreement. Contractor shall provide to Solar Star or Solar Star’s designee access to Contractor’s facility or facilities where the Work is being performed upon reasonable prior notice (at least forty-eight (48) hours), during business hours, and subject to compliance with Contractor’s safety rules and policies. Solar Star shall ensure that the inspections and Performance Tests do not affect the normal performance of this Agreement.

6. Final Completion.

Final Completion of the System shall be deemed to have occurred only if all punchlist items contemplated in Section 13.3 have been completed or waived. Upon Final Completion, Contractor shall submit to Solar Star a written statement requesting acknowledgement thereof. Such acknowledgment shall be executed by Solar Star within five (5) business days after the receipt of the receipt by Solar Star of such written statement unless Solar Star provides written notice of Contractor’s failure to achieve Final Completion. Execution of the acknowledgment or failure of Solar Star to provide written notice of Contractor’s failure to achieve Final Completion within five (5) business days shall constitute Final Completion.

7. Changes and Extra Work.

7.1 Without invalidating this Agreement, Solar Star may initiate a change in the Work on the System by advising Contractor in writing of the change believed to be necessary. As soon as practicable after notice, Contractor shall prepare and forward to Solar Star in writing the price for the extra or changed Work on such Phase pursuant to a Change Order and any required adjustment to the Construction Schedule or any other term or condition of this Agreement. Except for minor modifications in the Work not involving extra cost and not inconsistent with the purposes of the Work, and except in an emergency endangering life or property, all authorized extra Work or changes, and the agreed to price, shall be confirmed through a Change Order to this Agreement in respect of the relevant Phase. No change or extra Work shall be effective without a Change Order signed by Solar Star and accepted in writing by Contractor. The price shall include all costs associated with performing the extra Work or changes, including the impact on the Work, inefficiencies created by the extra Work or changes, and overhead associated with the extra Work or changes.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

7.2 All extra Work and changes shall be performed in accordance with the provisions and conditions of this Agreement, except as provided in the Change Order.

7.3 If Contractor’s price or time adjustment is not accepted, Contractor shall provide Solar Star Representative with the details of and backup for its price or time estimate. If the Parties fail to agree on a price, Solar Star Representative may authorize the extra or changed Work to be performed on a time and material basis in accordance with the rates specified in Schedule 1F.

7.4 Contractor may propose Change Orders to Solar Star if those Change Orders improve the System or are otherwise advisable for the Work. This shall not affect the obligation of Contractor to perform the Work and to deliver the System in the form agreed in this Agreement.

7.5 Any changes to the System or the Work required by changes in Applicable Law or requested by any Governmental Authority as a condition to issue an Applicable Permit shall entitle Contractor to request a Change Order in accordance with this Section 7.

8. Protective Measures.

8.1 Contractor shall be responsible for all injury or damage to individuals or property that may occur as a result of its fault or negligence or that of its Subcontractors in connection with the performance of the Work. Contractor shall be responsible for the proper care and protection of all Equipment and materials furnished by Contractor and the Work performed until Final Completion of the Work for each Phase.

8.2 Contractor shall take all reasonably necessary precautions for the safety of its employees on the relevant part of the Site where the System is located and prevent accidents or injury to individuals on, about, or adjacent to the premises where the Work is being performed.

8.3 Contractor shall keep the relevant part of the Site where the System is located and surrounding areas free from accumulation of waste materials or rubbish caused by the Work, and upon Final Completion, shall remove from the relevant part of the Site where the System is located all waste materials, rubbish, tools, unused equipment (other than spares), machinery and surplus materials.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

9. Force Majeure. Contractor shall promptly notify Solar Star in writing of any delay or anticipated delay in Contractor’s performance of this Agreement due to a Force Majeure Event, and the reason for and anticipated length of the delay. Contractor shall be excused for any delays or defaults in the performance of its obligations under this Agreement that are the result of a Force Majeure Event. In the event of any Force Majeure Event, Contractor shall (i) exercise all commercially reasonable efforts to bring the situation caused by the Force Majeure event under control and mitigate the extent, duration, and impact of such Force Majeure Event on the Work and System and (ii) provide periodic notices to Solar Star with respect to its actions and plans for actions in accordance with (i) above and promptly notify to Solar Star of the cessation of the event or condition giving rise to it being excused from performance. Contractor shall be entitled to a reasonable extension of time for delays due to a Force Majeure Event; provided that any Force Majeure Event that prevents performance, or is reasonably expected to prevent performance, for more than ninety (90) days shall entitle the Contractor and Solar Star to terminate this Agreement; provided, further, that any Work done or materials furnished by Contracts in restoring or rebuilding any affected Phase will be paid for by Solar Star as extra Work pursuant to Section 7. Any modification to the Construction Schedule pursuant to this Section 9 shall be documented by a written Change Order to this Agreement.

10. Unanticipated Conditions. If any unusual or unanticipated conditions exist or arise at the Site (such as Hazardous Materials, environmental conditions, pollution or archeological findings), which conditions would involve the incurrence by Contractor of any expenses to correct such conditions, Contractor shall submit a request for approval of the corrective work and payment of the related expenses to Solar Star, which approval shall not be unreasonably withheld, conditioned or delayed. The additional work resulting therefrom will be paid for by Solar Star as extra Work pursuant to Section 7. Solar Star shall not be obligated to pay for such additional Work if such unusual or unanticipated conditions are in respect of geotechnical, subsurface, or seismic conditions of the Site which should have been anticipated by Contractor when Contractor completed its due diligence of the Site in order to identify any issues that could affect the foundation of the System.

11. Termination.

11.1 Termination by Solar Star:

11.1.1 Contractor agrees that Solar Star shall be entitled to terminate this Agreement upon the occurrence of any of the following circumstances:

(A) Contractor abandons the entire Work without just cause for more than thirty (30) days or fails to commence the Work without just cause for within thirty (30) days after the Effective Date, or

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

(B) Contractor shall, except as expressly permitted hereunder, assign this Agreement in whole without the written authorization of Solar Star, or

(C) Contractor violates in any material respect any of the provisions of this Agreement, which violation remains uncured for thirty (30) days following Contractor’s receipt of written notice thereof from Solar Star.

(D) A Force Majeure Event creates such damage to the Work or System that, taking into account applicable insurance proceeds and payments from third parties received or reasonably anticipated to be received in respect of such Force Majeure Event, the Project is determined to be no longer economically viable pursuant to Section 4.10.3.

11.1.2 In addition, upon the occurrence of any of the foregoing, Solar Star may instruct Contractor to discontinue all or any part of the Work, and Contractor shall thereupon discontinue the Work of such parts thereof. Solar Star shall thereupon have the right to continue and complete the Work or any part thereof, by contract or otherwise. Upon the occurrence of any of the circumstances contemplated in Sections 11.1.1(A), 11.1.1(B), 11.1.1(C), or 11.1.1(D), Contractor shall be liable to Solar Star, unless otherwise contemplate herein, for any and all damage and excess cost incurred by Solar Star in completing the Work, in each case to the extent caused by Contractor’s material breach of this Agreement.

11.1.3 The remedies in this Section 11.1 shall be inclusive and additional to any other remedies that may be available under Applicable Law, and no action by Solar Star shall constitute a waiver of any such right or remedy.

11.2 Termination by Contractor. Without limiting the provisions of Section 9, Solar Star agrees that if (a) Solar Star shall become bankrupt or insolvent, or shall assign this Agreement, or sublet any part thereof, without the written authorization of Contractor or (b) Solar Star violates in any material respect any of the provisions of this Agreement, which violation remains uncured for thirty (30) days following Solar Star’s receipt of written notice thereof from Contractor, or (c) Solar Star executes this Agreement in bad faith, Contractor shall have all rights and remedies that may be available under Applicable Law against Solar Star with respect to this Agreement, including without limitation the right to suspend performance of the Work, to terminate this Agreement, and/or to require Solar Star to immediately post payment bonds.

11.3 Termination of Agreement. Except for Section 23 and subject to Section 37, this Agreement shall terminate and be of no further force and effect upon satisfaction of the conditions set forth in Section 6. Contractor shall satisfy the conditions set forth in Section 6 no later than June 30, 2008.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

12. Labor. Contractor shall use reasonable efforts to minimize the risk of labor-related delays or disruption of the progress of the Work. Contractor shall promptly take any and all reasonable steps that may be available in connection with the resolution of violations of collective bargaining agreements or labor jurisdictional disputes. Contractor shall advise Solar Star promptly in writing of any actual or threatened labor dispute of which Contractor has knowledge that might materially affect the performance of the Work by Contractor or by any of its Subcontractors. Notwithstanding the foregoing, the settlement of strikes, walkouts, lockouts or other labor disputes shall be at the discretion of the Party having the difficulty.

13. Commencement and Substantial Completion of Each Phase; Delay Liquidated Damages; Bonus.

13.1 Contractor shall perform the Work in accordance with Schedule 1A. The Work must commence on the date set forth in the Notice to Proceed, which shall be delivered no later than the Effective Date.

13.2 The target date on which Substantial Completion for each Phase is expected to occur is set forth on Schedule 1A. Contractor may claim a justified extension of the Substantial Completion date for the applicable Phase if it is or will be delayed in completing the Work for any of the following causes:

13.2.1 Change Orders agreed pursuant to this Agreement;

13.2.2 breach of this Agreement (including Section 4) or of a statutory duty by Solar Star;

13.2.3 suspension of the Work pursuant to Section 19;

13.2.4 delays in testing as contemplated in Sections 2.1, 2.2 and 2.4 of Schedule 1B due to the lack of full sun conditions; or

13.2.5 a Force Majeure Event.

13.3 The following are conditions precedent to Substantial Completion of each Phase:

13.3.1 the relevant Phase is mechanically, electrically, and structurally constructed in accordance with the requirements of Schedule 4.1 of this Agreement, the Work and Industry Standards, except for non-critical punchlist items;

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

13.3.2 the medium voltage infrastructure and the grid connection for such Phase are mechanically, electrically and functionally complete and capable of interconnection with the local utility and Contractor’s Representative provides written notice of satisfaction of such conditions to Solar Star’s Representative; and

13.3.3 Commissioning according to procedures set forth in Schedule 4.6 is completed successfully and the corresponding certificates are duly signed by Solar Star’s Representative and the Contractor’s Representative, both acting reasonably.

13.4 At Substantial Completion of a Phase Solar Star and Contractor shall agree on the punchlist items for such Phase. The punchlist shall be completed no later than two (2) months after Substantial Completion of the final Phase. Failure of Contractor to fulfill this obligation shall entitle Solar Star to complete the pending works on its own and charge the Contractor for the duly justified costs. Notwithstanding anything in this Agreement to the contrary, Substantial Completion shall not be withheld for failure to obtain any Applicable Permits that do not materially affect the lawful and technical operation of the System or any material portion thereof.

13.5 Delay Penalties. Subject to Section 13.2, for each Phase, if any portion of the System is not operational on the fifteenth calendar day after the applicable target Substantial Completion date set forth on Schedule 1A, thereafter Contractor shall pay to Solar Star an amount per day for each day of delay that is equal to the product of (a) *** multiplied by (b) a fraction, the numerator of which is ***and the denominator of which is ***. In no event shall this per day amount exceed ***. In addition to the foregoing, if any portion of the System does not achieve Substantial Completion prior to ***, Solar Star will be entitled to reduce the Contract Price by a value equal to *** multiplied by a fraction, the numerator of which is *** and the denominator of which is ***. If Contractor fails to pay such liquidated damages, Contractor agrees that Solar Star may deduct the amount thereof from any monies due, or that may become due, Contractor under this Agreement. The amounts payable under this Section 13.5 shall be Solar Star’s sole and exclusive remedy for Contractor’s failure to achieve Substantial Completion of a Phase. Solar Star and Contractor agree that the extent and amount of actual damages that would be suffered by Solar Star as a result of Contractor’s failure to achieve Substantial Completion of a Phase by the guaranteed contract completion date is impractical and extremely difficult to determine or estimate. Therefore, the liquidated damages set forth in this Section 13.5 represent the Parties’ best estimate of the sums which would be fair, average compensation for all losses that may be sustained.

13.6 Bonuses for Early Delivery. Solar Star shall pay to Contractor a bonus of *** per day per MWp for (1) each MWp of System capacity that satisfies the criteria in Sections 13.3.1 and 13.3.2 prior to ***, and, (2) without duplication of clause (1), each MWp of System capacity that meets the Substantial Completion criteria set forth in Section 13.3.3 prior to the date on which such MWp of System capacity is scheduled to reach Substantial Completion pursuant to Schedule 1A between *** and ***.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

14. Reports. Contractor shall prepare a monthly progress report that shall include at a minimum the following for the System and submit it to Solar Star within twenty-one (21) days after the end of each calendar month: (a) executive summary, (b) progress of Work in comparison to the Construction Schedule, (c) safety report, (d) changes in Work, (e) progress photos and (e) issues/concerns.

15. Subcontractors and Suppliers.

15.1 Contractor shall at all times be responsible for the acts and omissions of Subcontractors. Contractor shall be responsible for performance of all the Work, whether performed by Contractor or its Subcontractors. Solar Star shall not undertake any obligation to pay or to be responsible for the payment of any sums to any Subcontractor.

15.2 Subject to meeting the warranty requirements described in Section 23.2 and obtaining valid warranties for such photovoltaic modules at the Site, Solar Star accepts that the System may be built with photovoltaic modules provided by one or more of the following pre-approved Suppliers:

•	***

Solar Star, at its sole discretion, may randomly select up to fifty (50) modules of each type of photovoltaic modules used in the System for delivery to a third-party for quality verification testing. The costs of such verification testing shall be the responsibility of Solar Star.

15.3 Subject to meeting all warranty requirements described in Section 23.2, Solar Star agrees that the System may be built with the following inverter equipment that will have valid warrantees upon installation at the Site that are at least ten (10) years in duration and substantially similar or superior to the existing 5-year warrantees for the equipment:

***

15.4 Contractor may vary the equipment described in Section 15.3, so long as such equipment is acceptable under the terms of the PPA. Solar Star shall not unreasonably withhold or delay approval for any inverter provided by one of the following pre-approved Suppliers as long as the inverters of any manufacturer have ten (10)-year warrantees that are substantially similar or superior to the existing 5-year warrantees for the equipment of such manufacturer (or, in the case of warrantees of Siemens, substantially similar or superior to the existing 5-year warrantees for the equipment of Xantrex):

•	***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

16. Ownership of Plans, Data, Reports and Material.

16.1 Subject to Sections 16.3 and 34, Contract Documents developed by Contractor under this Agreement shall immediately become the property of Solar Star when prepared and shall be delivered to Solar Star upon completion of the Work; provided that nothing in the foregoing shall impair, alter or otherwise affect Contractor’s proprietary rights in its patents, products or other intellectual property or prejudice the rights of Contractor derived from Section 34.

16.2 Any additional inventions or intellectual property created during construction shall be owned by Contractor.

16.3 Contractor further agrees to grant and hereby grants to Solar Star an irrevocable, non-exclusive, royalty-free license under all patents, copyrights and other proprietary information of Contractor related to the Work now or hereafter owned or controlled by Contractor to the extent reasonably necessary for the operation, maintenance or repair of the System or any subsystem or component thereof designed, specified, or constructed by Contractor under this Agreement. No other license in such patents and proprietary information is granted pursuant to this Agreement.

17. Contract Price.

17.1 Amount. Subject to the following sentence, as full compensation for the Work and all of Contractor’s obligations hereunder Solar Star shall pay to Contractor *** (the “Contract Price”) in monthly payments in accordance with the values set forth on Schedule 1E on the first Business Day of each month referenced therein. The Contract Price (or portion there of, as applicable) shall be modified in accordance with Change Orders approved in accordance with Sections 7 or 9. The Contract Price shall be paid in accordance with Section 18.

17.2 Fixed Price. Except as otherwise set forth herein, the Contract Price is firm and fixed and not subject to any variation or price adjustments (downward or upward) in this Agreement and includes all expenses to be incurred by Contractor including, but not limited to, design, engineering, Equipment and materials, erection, commissioning and Performance Tests, inclusive of cost of travel and lodging expenses and the Applicable Permits, related to Contractor’s performance of its obligations under this Agreement.

18. Payment.

18.1 So long as the Work is being performed in accordance with the provisions of this Agreement, including Schedule 1A, Solar Star shall pay to Contractor the progress

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

payments set forth in Section 17 in accordance with the Schedule of Values for each Phase, subject to Retention as provided in Section 18.2. Upon such payment, Solar Star’s ownership of the applicable Equipment shall vest upon delivery to the Site.

18.2 Solar Star shall pay ninety-five percent (95%) of each completion payment when such payment is due in accordance with Schedule 1A. The aggregate of the remaining five percent (5%) of each completion payment of the Contract Price (the “Retention”) shall be paid no later than fifteen (15) days after Substantial Completion of the applicable Phase, and in full compliance with Section 13.2 of this Agreement; provided, however that at no time shall the total Retention retained exceed *** in the aggregate.

18.3 All invoices shall be paid by Solar Star within fifteen (15) calendar days of invoice delivery by Contractor; provided, that the initial payment shall be made on the Effective Date.

18.4 Invoices shall be sent by facsimile or email with confirmation of receipt, and Solar Star must receive the invoice and, if applicable, the attached documentation, on the same date of delivery by Contractor.

18.5 Overdue payment obligations of Solar Star hereunder shall bear interest from the date due until the date paid at a rate per annum equal to the rate published by the Wall Street Journal as the “prime rate” on the date on which such interest begins to accrue plus two percent (2%).

19. Suspension of the Work.

19.1 Contractor may suspend the Work temporarily if Solar Star fails to pay any payment within ten (10) days after the date on which such payment is required to be made hereunder. Contractor shall be entitled to request (i) an extension of the deadlines of this Agreement for the same period of the suspension, and (ii) the reimbursement of the additional costs and expenses, if any, reasonably incurred and substantiated by Contractor in protecting, securing or insuring the Work, and in resumption of the Work. If a suspension of the Work continues for more than two (2) months, Contractor shall be entitled to terminate this Agreement.

19.2 In the event that the Work is totally or partially suspended by reason of an order from a Governmental Authority, the Party that has caused the issuance of such order (whether by reason of an act, omission or default) shall bear all the damages, costs and expenses caused by the suspension, subject to the limitations provided under Section 25.5 of this Agreement. If the suspension is not due to an act, omission or default of any of the Parties, then the deadlines of this Agreement will be extended for the same period of the suspension, or for such other period that the Parties deem reasonable in view of the circumstances, and Solar Star shall assume any costs arising under the effects of the suspension on the obligations of the Parties under this Agreement. Notwithstanding the occurrence or continuation of any Force Majeure Event, the provisions of this Section 19.2 shall apply.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

19.3 After the resumption of the performance of the Work, Contractor shall, after due notice to Solar Star, examine the Work affected by the suspension. Contractor shall make good any defect, deterioration or loss of the construction or the Work affected that may have occurred during the suspension period. Costs properly incurred by Contractor (including mobilization costs, insurance fees and others) shall be added to the Contract Price, so long as the suspension did not arise due to any act, omission or default on the part of Contractor.

20. Taxes. In addition to the Contract Price, Solar Star assumes exclusive liability for and shall pay before delinquency all federal, state or local sales, use, value added, excise and other taxes, charges or contributions imposed on, or with respect to, or measured by the matters contemplated by this Agreement; provided, however, that Contractor assumes exclusive liability for ***. Provided that the conditions of indemnification set forth in Section 25 are satisfied, Solar Star shall hold harmless, indemnify and defend Contractor, together with any and all its officers, directors, agents and employees from any liability, penalty, interest and expense by reason of Solar Star’s failure to pay such taxes, charges or contributions. Contractor and Solar Star shall cooperate with each other to minimize the tax liability of both Parties to the extent legally permissible.

21. Solar Star Obligations. Solar Star shall provide Contractor with all necessary access to the Site and work areas Contractor requires for completion of the Work in accordance with the processes, requirements, and restrictions set forth in the Project Documents listed in Schedule 1C. Contractor shall have reasonable access to the Site after the Final Completion Date for inspection and photography. If Contractor is ready to ship ordered materials to the Site, and the Site is not ready to receive materials, to the extent the Site is not ready due to no fault of the Contractor, Solar Star shall pay for the costs associated with such delay, including (to the extent applicable) any delivery, drop-off, insurance and temporary-storage fees.

22. Representations and Warranties.

22.1 Representations and Warranties of Contractor. Contractor represents and warrants to Solar Star that:

22.1.1. Contractor is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power to engage in the business it presently conducts and contemplates conducting, and is and will be duly licensed or qualified and in good standing under the laws of the State of Delaware and in each other jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

22.1.2 Contractor has (either directly or through its Subcontractors) all the required authority, ability, skills, experience and capacity necessary to perform and shall diligently perform the Work in a timely and professional manner, utilizing sound engineering principles, project management procedures, construction procedures and supervisory procedures, all in accordance with Industry Standards. Contractor has (either directly or through its Subcontractors) the experience and skills necessary to determine, and Contractor has reasonably determined, that Contractor can perform the Work for the Contract Price.

22.1.3 The execution, delivery and performance by Contractor of this Agreement will not (i) violate or conflict with any covenant, agreement or understanding to which it is a party or by which it or any of its properties or assets is bound or affected, or its organizational documents or (ii) subject the System or any component part thereof to any lien other than as contemplated or permitted by this Agreement.

22.1.4 There are no actions, suits, proceedings, patent or license infringements or investigations pending or, to Contractor’s knowledge, threatened against it before any court or arbitrator that individually or in the aggregate could result in any materially adverse effect on the business, properties or assets or the condition, financial or otherwise, of Contractor or in any impairment of its ability to perform its obligations under this Agreement.

22.1.5 As of the Effective Date, the members of the Knowledge Group do not have actual knowledge of assertions that could reasonably be expected to result in Solar Star’s responsibility for material costs associated with Schedule 1C. Excluded Items.

22.1.6 As of Effective Date, the members of the Knowledge Group do not have actual knowledge of assertions that could reasonably be expected to result in impingements on the System’s solar access by neighboring sites or facilities.

22.2 Representations and Warranties of Solar Star. Solar Star represents and warrants to Contractor that:

22.2.1 Solar Star is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has full legal capacity and standing to pursue its corporate purpose (including the capacity to dispose of and encumber all of its assets) and full power to engage in the business it presently conducts and contemplates conducting, and is and will be duly licensed or qualified and in good standing under the laws of each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

22.2.2 The execution, delivery and performance by Solar Star of this Agreement will not (i) violate or conflict with any covenant, agreement or understanding to which it is a party or by which it or any of its properties or assets is bound or affected, or its organizational documents or (ii) subject the System or any component part thereof or the Site or any portion thereof to any lien other than as contemplated or permitted by this Agreement.

22.2.3 There are no actions, suits, proceedings, patent or license infringements or investigations pending or, to Solar Star’s knowledge, threatened against it before any court or arbitrator that individually or in the aggregate could result in any materially adverse effect on the business, properties or assets or the condition, financial or otherwise, of Solar Star or in any impairment of its ability to perform its obligations under this Agreement.

22.2.4 Solar Star has, and will have, available all the funds that are necessary from time to time to pay Contractor the Contract Price.

23. Warranty.

23.1 Contractor’s sole warranty hereunder for each Phase shall be a comprehensive warranty, as set forth in Schedule 23.1, and, except as set forth in such Schedule, Contractor does not make (and hereby expressly disclaims) any other warranties of any kind whatsoever. Contractor shall not be liable for any defect or deficiency to the extent that the same results from the specific written direction of Solar Star relating to the Work and/or the Systems; provided that any such defect or deficiency is not the result of Contractor’s failure to properly implement the Work in accordance with this Agreement. The scope of such warranty will not include the warranty statements provided under the warranties referenced in Section 23.2 below.

23.2 Contractor will provide Solar Star with copies of pass-through warranties provided by photovoltaic module and inverter Suppliers for the benefit of Solar Star. Solar Star shall be responsible for supervising and making claims under such warranties, whether by itself or by Contractor acting at Solar Star’s reasonable request.

24. Insurance.

24.1 Contractor, ***, shall procure or cause to be procured and maintain or cause to be maintained in full force and effect at all times commencing no later than commencement of the work at the Site and until Final Completion, a builder’s risk policy with the insurance coverages specified in Part I of Schedule 24, which are agreed by the Parties to be sufficient for construction of the System. All insurance coverage shall be in accordance with the terms of this Section 24 and Part I of Schedule 24. Contractor shall not be required to procure, maintain or cause to be maintained insurance except as specifically set forth in this Section 24 and in Schedule 24.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

24.2 Solar Star, at Solar Star’s expense, shall procure or cause to be procured and maintain or cause to be maintained in full force and effect at all times during the period commencing no later than commencement of the work at the Site and until Final Completion, all insurance coverages specified in Part II of Schedule 24. All insurance coverages shall be in accordance with this Section 24 and Part II of Schedule 24. Subject to the prior agreement of the Parties, such insurance coverages can be included, at Solar Star’s cost and responsibility, under Contractor’s insurance policies under Section 24.1 above.

24.3 Contractor’s policies shall provide for a waiver of subrogation rights against Solar Star and its affiliates, and their assigns, subsidiaries, affiliates, directors, officers and employees, and of any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Person insured under Contractor’s Commercial General Liability policy. Contractor releases and waives any and all rights of recovery against Solar Star and all of its affiliates, subsidiaries, employees, successors, permitted assigns, insurers and underwriters that Contractor may otherwise have or acquire in or from or in any way connected with any loss covered by policies of insurance maintained or required to be maintained by Contractor pursuant to this Agreement or because of deductible clauses in or inadequacy of limits of any such policies of insurance.

24.4 If at any time the insurance to be provided by Solar Star or Contractor hereunder shall be reduced or cease to be maintained, then (without limiting the rights of the other Party in respect of any default that arises as a result of such failure) the other Party may at its option take out and maintain the insurance required hereby and, in such event, (a) Solar Star may withhold the cost of insurance premiums expended for such replacement insurance from any payments to Contractor, or (b) Solar Star shall reimburse Contractor for the premium of any such replacement insurance, as applicable.

24.5 The insurance policy limits set forth herein shall in no way be construed as limits on the Parties’ liability under this Agreement, subject to the provisions of Section 25.5.

24.6 The beneficiaries of the insurance policies shall be Solar Star, Contractor and the Subcontractors that may be affected by the risks insured. The insurance policies shall permit Solar Star to assign its rights thereunder to third parties at no cost.

24.7 Each Party shall provide the other Party with certificates of the insurance policies and with evidence that the premiums have been paid not later than thirty (30) days following the Effective Date.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

25. Indemnity.

25.1 Subject to Section 24, Contractor shall fully indemnify, save harmless and defend Solar Star from and against any and all costs, claims, and expenses incurred by Solar Star in connection with or arising from any claim by a third party for physical damage to or physical destruction of property, or death of or bodily injury to any person, but only to the extent caused by (a) the negligence, gross negligence or willful misconduct of Contractor or its agents or employees or others under Contractor’s control or (b) a breach by Contractor of its obligations hereunder.

25.2 Subject to Section 24, Solar Star shall fully indemnify, save harmless and defend Contractor from and against any and all costs, claims, and expenses incurred by Contractor in connection with or arising from any claim by a third party for physical damage to or physical destruction of property, or death of or bodily injury to any person, but only to the extent caused by (a) the negligence, gross negligence or willful misconduct of Solar Star or its agents or employees or others under Solar Star’s control or (b) a breach by Solar Star of its obligations hereunder.

25.3 Each Party shall indemnify, defend and hold the other Party, and its present and future direct and indirect parents, subsidiaries and affiliates and their directors, officers, shareholders, employees, agents and representatives harmless from and against any and all claims, actions, suits, proceedings, losses, liabilities, penalties, damages, costs or expenses (including attorneys’ fees and disbursements) of any kind whatsoever arising from (a) actual or alleged infringement or misappropriation by such Party (or in the case of Contractor, any Subcontractor) of any patent, copyright, trade secret, trademark, service mark, trade name, or other intellectual property right in connection with the System, including without limitation, any deliverable, (b) such Party’s (or in the case of Contractor, any Subcontractor’s) violation of any third-party license to use intellectual property in connection with the Work, including, without limitation, any deliverable.

25.4 If any claim is brought against a Party (the “Indemnified Party”), then the other Party (the “Indemnifying Party”) shall be entitled to participate in, and, unless in the opinion of counsel for the Indemnifying Party a conflict of interest between the Parties may exist with respect to such claim, assume the defense of such claim, with counsel reasonably acceptable to the Indemnifying Party. If the Indemnified Party does not assume the defense of the Indemnifying Party, or if a conflict precludes the Indemnified Party from assuming the defense, then the Indemnified Party shall reimburse the Indemnifying Party on a monthly basis for the Indemnifying Party’s defense through separate counsel of the Indemnifying Party’s choice. Even if the Indemnified Party assumes the defense of the Indemnifying Party with acceptable counsel, the Indemnifying Party, at its sole option, may participate in the defense, at its own expense, with counsel of its own choice without relieving the Indemnified Party of any of its obligations hereunder.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

25.5 IN NO EVENT SHALL THE INDEMNIFYING PARTY BE LIABLE TO THE INDEMNIFIED PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE TERMS OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR BUSINESS INTERRUPTION, EVEN IF THE INDEMNIFYING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, BUT EXCEPT FOR LOSS OR DAMAGE ARISING OUT OF THE PARTIES’ WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. IN ADDITION, WHETHER AN ACTION OR CLAIM IS BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE, UNDER NO CIRCUMSTANCE SHALL THE INDEMNIFYING PARTY’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED (i) PRIOR TO SUBSTANTIAL COMPLETION AN AMOUNT EQUAL TO *** PERCENT *** OF THE CONTRACT PRICE AND (ii) UPON SUBSTANTIAL COMPLETION OF ENTIRE PROJECT AN AMOUNT EQUAL TO *** PERCENT *** OF THE CONTRACT PRICE, MINUS THE AGGREGATE AMOUNT OF ANY PENALTIES PAID BY THE INDEMNIFYING PARTY UNDER THIS AGREEMENT; PROVIDED, THAT EACH INDEMNIFYING PARTY’S LIABILITY UNDER CLAUSE (ii) HEREOF SHALL EXPIRE ON THE DATE THAT IS *** AFTER SUBSTANTIAL COMPLETION OF THE ENTIRE SYSTEM; PROVIDED, FURTHER, THAT NOTHING CONTAINED IN THIS SUBSECTION 25.5 OR IN ANY OTHER PROVISION OF THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT EITHER PARTY’S LIABILITY IN THE CASE OF FRAUD BY, OR WILLFUL MISCONDUCT OF, SUCH PARTY AND, IN THE CASE OF CONTRACTOR, CONTRACTOR’S PLACEMENT OF LIENS ON THE SYSTEM OR THE SITE.

26. Performance of the Work.

26.1 Contractor agrees to use, and agrees that it shall require each of its Subcontractors to use, only personnel who are qualified and properly trained and who possess every license, permit, registration, certificate or other approval required by Applicable Law or any Governmental Authority to enable such Persons to perform their Work involving any part of Contractor’s obligations under this Agreement.

26.2 Contractor agrees that all materials and Equipment to be supplied or used by Contractor or its Subcontractors in the performance of its obligations under this Agreement shall be in good condition and fit for the use(s) for which they are employed by Contractor or its Subcontractors. Such materials and Equipment shall at all times be maintained, inspected and operated as required by Applicable Law and consistent with Industry Standards. Contractor further agrees that all licenses, permits, registrations and certificates or other approvals required by Applicable Law or any Governmental Authority will be procured and maintained for such materials and Equipment at all times during the use of the same by Contractor or its Subcontractors in the performance of any of Contractor’s obligations under this Agreement.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

27. Compliance with Applicable Laws.

27.1 Contractor specifically agrees that it shall at all times fully comply with Applicable Laws and that it shall perform the Work in accordance with the Applicable Laws in force at the date of execution of this Agreement. Notwithstanding the foregoing, Contractor shall not be responsible for any environmental liabilities relating to the relevant part of the Site where the System is located, except for such pollution, toxic emissions and other Hazardous Materials as are caused by Contractor during construction of the System and for Hazardous Materials associated with the existing landfill at Site which are disturbed or removed during Contractor’s provision of Services under this Agreement; provided, however, that Contractor shall be required to comply with all applicable environmental laws and regulations during construction of the System. If any hazardous material is found in the Site, the removal shall be at the cost of Solar Star.

27.2 Solar Star specifically agrees that in the performance of its obligations under this Agreement it shall at all times fully comply with Applicable Laws. Solar Star further specifically agrees that at all times during its performance of this Agreement it shall not take or omit to take any action that would affect the validity of, or otherwise adversely affect, any Applicable Permit.

28. Hazardous Materials.

28.1 Subject to Section 27, Contractor hereby specifically agrees to indemnify, defend and hold Solar Star, its present and future direct or indirect parents, subsidiaries, affiliates, divisions, and their respective directors, officers, employees, shareholders, agents, representatives, successors and assigns harmless from and against any and all losses, liabilities, claims, demands, damages, causes of action, fines, penalties, costs and expenses (including, but not limited to, all reasonable consulting, engineering, attorneys’ or other professional fees), that they may incur or suffer by reason of:

28.1.1 any unauthorized release of a Hazardous Material by Contractor;

28.1.2 any enforcement or compliance proceeding commenced by or in the name of any Governmental authority because of an alleged, threatened or actual violation of any Applicable Law by Contractor; and

28.1.3 any action reasonably necessary to abate, remediate or prevent a violation or threatened violation of any Applicable Law by Contractor.

28.2 Solar Star hereby specifically agrees to indemnify, defend and hold Contractor, its present and future direct or indirect parents, subsidiaries, affiliates, divisions, and their respective directors, officers, employees, shareholders, agents, representatives, successors

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

and assigns harmless from and against any and all losses, liabilities, claims, demands, damages, causes of action, fines, penalties, costs and expenses (including, but not limited to, all reasonable consulting, engineering, attorneys’ or other professional fees), that they may incur or suffer by reason of:

28.2.1 any unauthorized release of a Hazardous Material by Solar Star;

28.2.2 any enforcement or compliance proceeding commenced by or in the name of any Governmental authority because of an alleged, threatened or actual violation of any Applicable Law by Solar Star; and

28.2.3 any action reasonably necessary to abate, remediate or prevent a violation or threatened violation of any Applicable Law by Solar Star.

29. Governing Law. The formation, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws principles.

30. Liens.

30.1 Contractor warrants good title, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever, to all Equipment and other items furnished by it or any of its Subcontractors that become part of the System to the extent payment therefor has been received by Contractor.

30.2 Title to all Equipment shall pass to Solar Star, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever, upon the payment therefor to the Contractor.

31. Nonwaiver. The failure of either Party to insist upon or enforce, in any instance, strict performance by the other Party of any of the terms of this Agreement or to exercise any rights herein conferred shall not be construed as a waiver or relinquishment to any extent of its right to assert, or rely upon any such terms or rights on any future occasion. No waiver shall be valid unless stated in writing as set forth in Section 33.

32. Dispute Resolution.

32.1 Good faith negotiations. In the event that any question, dispute, difference or claim arises out or is in connection with this Agreement, including any question regarding its existence, validity, performance or termination (a “Dispute”), which either Party has notified to the other, senior management personnel from both Contractor and Solar Star shall meet and diligently attempt in good faith to resolve the Dispute for a period of thirty (30) days following

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

one Party’s written request to the other Party for such a meeting. If, however, either Party refuses or fails to so meet, or the Dispute is not resolved by negotiation, the provisions of Sections 32.2 and 32.3 shall apply.

32.2 Technical Dispute. Technical Disputes shall be resolved by an independent expert. For the purposes of this Agreement, a “Technical Dispute” shall mean a Dispute regarding whether the System conforms to the Technical Specifications (Schedule 4.1), whether the relevant part of the Site where the System is located meets the required site characteristics, whether the Performance Tests contemplated by the System commissioning plan (Schedule 4.6) have been satisfied, and any other Disputes of a technical or engineering nature. All Technical Disputes shall be resolved on an accelerated basis by one of the following institutions unless otherwise agreed in writing by Contractor and Solar Star:

32.1.1 Sandia National Laboratories;

32.1.2 National Renewable Energy Laboratory; and

32.1.3 Arizona State University Photovoltaic Test Lab.

32.3 Arbitration. Any Dispute that is not settled to the mutual satisfaction of the Parties within the applicable notice or cure periods provided in this Agreement or settled pursuant to Sections 32.1 and 32.2 shall be settled by arbitration between the Parties conducted in Oakland, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that a Party gives notice of its demand for arbitration under this Section. The submitting Party shall submit such Dispute to arbitration by providing a written demand for arbitration to the other Party and the Parties shall select a single neutral arbitrator with significant contract resolution experience and experience and understanding of the contemporary solar photovoltaic power industry and photovoltaic systems. If the Parties cannot agree on a single neutral arbitrator within fifteen (15) business days after the written demand for arbitration is provided, then the arbitrator shall be selected pursuant to the Commercial Arbitration Rules of the American Arbitration Association in effect on the date such selection is to be made. Once an arbitrator has been selected, the Parties may then commence with and engage in discovery in connection with the arbitration as provided by California statutes and shall be entitled to submit expert testimony or written documentation in such arbitration proceeding. The decision of the arbitrator shall be final and binding upon Solar Star and Contractor and shall be set forth in a reasoned opinion, and any award may be enforced by Solar Star or Contractor, as applicable, in a court of competent jurisdiction. Any award of the arbitrator shall include interest from the date of any damages incurred for breach or other violation of this Agreement, and from the date of the award until paid in full, at the rate of the lesser of one percent (1%) per month and the maximum rate allowed by Applicable Law. Each of Solar Star and Contractor shall bear its own cost of preparing and presenting its case; provided, however, the Parties agree that the prevailing party in such arbitration shall be awarded

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

its reasonable attorney’s fees, expert fees, expenses and costs incurred in connection with the Dispute. The cost of the arbitration, however, including the fees and expenses of the arbitrator, shall initially be shared equally by Solar Star and Contractor, subject to reimbursement of such arbitration costs and attorney’s fees and costs to the prevailing party. The arbitrator shall be instructed to establish procedures such that a decision can be rendered within sixty (60) calendar days of the appointment of the arbitrator.

32.4 Arbitrator Confidentiality Obligation. The Parties shall ensure that any arbitrator appointed to act under this Section will agree to be bound to the provisions of Section 34 with respect to the terms of this Agreement and any information obtained during the course of the arbitration proceedings.

33. Notices and Demands. Any notice, request, demand or other communication required or permitted under this Agreement, shall be deemed to be properly given by the sender and received by the addressee if made in writing and (a) if personally delivered; (b) three (3) days after deposit in the mail if mailed by certified or registered air mail, post prepaid, with a return receipt requested; or (c) if sent by facsimile with confirmation. Mailed notices and facsimile notices shall be addressed as follows to:

Solar Star:	Solar Star NAFB, LLC
44 Montgomery Street, Suite 2400
San Francisco, California 94104 USA
Facsimile No: (415) 276-8962
Attention: Matt Cheney

Contractor:	PowerLight Corporation
2954 San Pablo Avenue
Berkeley, California 94702 USA
Facsimile No: (510) 540-0552
Attention: President

34. Nondisclosure; Publicity. Each Party (the “Receiving Party”) shall not use for any purpose other than performing the Work under this Agreement or divulge, disclose, produce, publish, or permit access to, without the prior written consent of the other Party (the “Disclosing Party”), any confidential information of the Disclosing Party. Confidential information includes, without limitation, this Agreement and exhibits hereto, all information or materials prepared in connection with the Work performed under this or any related subsequent Agreement, designs, drawings, specifications, techniques, models, data, documentation, source code, object code, diagrams, flow charts, research, development, processes, procedures, know-how, manufacturing, development or marketing techniques and materials, development or marketing timetables, strategies and development plans, customer, supplier or personnel names and other information

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

related to customers, suppliers or personnel, pricing policies and financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and any other trade secrets. Confidential information does not include (a) information known to the Receiving Party prior to obtaining the same from the Disclosing Party; (b) information in the public domain at the time of disclosure by the Receiving Party; or (c) information obtained by the Receiving Party from a third party who did not receive same, directly or indirectly, from the Disclosing Party. The Receiving Party shall use the higher of the standard of care that the Receiving Party uses to preserve its own confidential information or a reasonable standard of care to prevent unauthorized use or disclosure of such confidential information. Notwithstanding anything herein to the contrary, the Receiving Party has the right to disclose Confidential Information without the prior written consent of the Disclosing Party: (i) as required by any court or other Governmental Authority, or by any securities exchange on which the shares of any Party are listed, (ii) as otherwise required by law, (iii) as advisable or required in connection with any government or regulatory filings, including without limitation, filings with any regulating authorities covering the relevant financial markets, (iv) to its attorneys, accountants, financial advisors or other agents, in each case bound by confidentiality obligations, (v) to banks, investors and other financing sources and their advisors, in each case bound by confidentiality obligations; or (vi) in connection with an actual or prospective merger or acquisition or similar transaction where the party receiving the Confidential Information is bound by confidentiality obligations. If a Receiving Party believes that it will be compelled by a court or other Governmental Authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt written notice so that the Disclosing Party may determine whether to take steps to oppose such disclosure.

Subject to the foregoing, the Parties shall jointly agree upon the necessity and content of any press release in connection with the matters contemplated by this Agreement. Any other publication, news release or other public announcement by a Party relating to this Agreement or to the performance hereunder shall first be reviewed and consented to in writing by the other Party, such consent not to be unreasonably withheld.

35. Time of Essence. Time is expressly agreed to be of the essence of this Agreement and each, every and all of the terms, conditions and provisions herein.

36. Validity. The invalidity, in whole or in part, of any provisions hereof shall not affect the validity of any other provisions hereof.

37. Survival. Sections 1, 2, 11, 15, 16, 17, 18, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 37, 38, 39, 40, 41, 44, 45 ,46 and 49 and schedules referenced in such Sections shall survive termination of this Agreement and shall survive final payment to Contractor following Final Completion.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

38. Binding Effect. This Agreement shall be binding on the Parties hereto and on their respective permitted successors, heirs and assigns.

39. No Oral Modifications. No oral or written amendment or modification of this Agreement by any officer, agent or employee of Contractor or Solar Star, either before or after execution of this Agreement, shall be of any force or effect unless such amendment or modification is in writing and is signed by any officer of the Party (or of the managing member or managing partner of the Party on behalf of the Party) to be bound thereby.

40. Headings. The headings in this Agreement are for convenience of reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

41. Counterparts. This Agreement may be executed in counterparts which, taken together, shall constitute a single instrument.

42. Authority. Each individual executing this Agreement on behalf of Solar Star and Contractor represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of said Party and that this Agreement is binding upon said Party in accordance with its terms.

43. Announcements and Publications. Contractor shall coordinate with Solar Star with respect to, and provide advance copies to Solar Star for review of, the text of any proposed announcement or publication that include any non-public information concerning the Work prior to the dissemination thereof to the public or to any Person other than Subcontractors or advisors of Contractor, in each case, who agree to keep such information confidential. If Solar Star delivers written notice to Contractor rejecting any such proposed announcement or publication within two (2) business days after receiving such advance copies, the Contractor shall not make such public announcement or publication; provided, however, that Contractor may disseminate or release such information in response to requirements of Governmental Authority to the extent required by Applicable Law or the rules of any securities exchange on which the shares of a Party are traded.

44. Complete Agreement. This Agreement constitutes the complete and entire Agreement between the Parties and supersedes any previous communications, representations or Agreements, whether oral or written, with respect to the subject matter hereof. There are no additions to, or deletions from, or changes in, any of the provisions hereof, and no understandings, representations or Agreements concerning any of the same, which are not expressed herein, unless stated below. THE PARTIES HEREBY AGREE THAT NO TRADE USAGE, PRIOR COURSE OF DEALING OR COURSE OF PERFORMANCE UNDER THIS AGREEMENT SHALL BE A PART OF THIS AGREEMENT OR SHALL BE USED IN THE INTERPRETATION OR CONSTRUCTION OF THIS AGREEMENT.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

45. No Agency. This Agreement is not intended, and shall not be construed, to create any association, joint venture, agency relationship or partnership between the Parties or to impose any such obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act as or be an agent or representative of, or otherwise bind, the other Party.

46. Priority of Documents. In the event of conflicting provisions between any of the Contract Documents, the provisions shall govern in the following priority: first, duly executed amendments to this Agreement (to the extent not superseded by a subsequent amendment), second, this Agreement and third, the other Contract Documents.

47. Assignment.

47.1 Except as set forth in Section 47.2, no Party shall be entitled to assign this Agreement or any of its rights or obligations under this Agreement, nor shall it enter into any transaction as a result of which it may transfer, assign, charge or dispose by any title of any of those rights and obligations, without the prior written consent of the other Party, which may be withheld in its sole and absolute discretion.

47.2 Notwithstanding the foregoing, (i) Solar Star shall be entitled to transfer, pledge or assign its right, title and interest in and to this Agreement (and, in particular, any rights arising in relation to any insurance policy and any other right to collect any amount from Contractor) to any lenders or special purpose entity created for financing or tax credit purposes related to System by way of security for the performance of obligations to such lenders without the consent of the Contractor; and (ii) Contractor shall be entitled to assign its right, obligation, title and interest in and to this Agreement to any of its affiliates or in connection with a merger or acquisition of Contractor; provided, however, that any such assignee of Contractor shall have (a) a financial profile materially similar to or better than the financial profile of Contractor as reflected in the audited financial statements of Contractor for the fiscal year ended December 31, 2006 (for purposes of clarity, it being understood that such financial statements reflect the financial profile of Contractor prior to its acquisition by SunPower Corporation) and (b) the technical expertise and experience necessary to perform Contractor’s obligations under this Agreement.

48. Days. In this Agreement “day” means calendar day unless it is specified that it means a “business day”. “Business day” means any calendar day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in Berkeley, California.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

49. Expansion Option. Solar Star agrees that, if Nevada Power Company exercises its option under and in accordance with the Portfolio Energy Credit Purchase Agreement entered into by Solar Star and Nevada Power Company to cause Solar Star to expand the System, Contractor shall have the exclusive right of first refusal to design, engineer, construct and operate such expansion on terms and conditions that are acceptable to both Parties. Upon Nevada Power Company’s exercise of its option, Solar Star shall promptly notify Contractor. Contractor will have twenty (20) days following such notification in which to express its desire to build the expansion and provide the necessary terms and conditions. Thereafter, the Parties will negotiate in good faith to reach an agreement regarding the expansion within thirty (30) days.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date set forth above.

SOLAR STAR NAFB, LLC,

by MMA NAFB Power, LLC, its sole member by MMA Solar Fund IV, GP, Inc., its general partner

By:	/s/ Matthew Cheney
Name:	Matthew Cheney
Title:	CEO

POWERLIGHT CORPORATION

By:	/s/ Howard Wenger
Name:	Howard Wenger
Title:	Executive Vice President

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

SCHEDULE 1A

Construction Schedule

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

SCHEDULE 1B

Performance Tests

***

***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

SCHEDULE 1C

Scope of Work

General

PowerLight shall provide all engineering, procurement, and construction services necessary to build the System in a manner that complies with processes, requirements, and restrictions in all material respects as set forth in the following “Project Documents” (as amended or clarified in a writing signed by each of the applicable parties, in each case through the date hereof):

1.	Department of the Air Force Ground Lease of Property on Nellis Air Force Base, Nevada between the Secretary of the Air Force on behalf of the United States of America and Solar Star NAFB LLC (as successor to PowerLight Corporation), dated December 14, 2006 (“Site Lease”);

2.	“Contract No. FA4861-06-D-B500”, which is the power purchase agreement between the Department of the Air Force and Solar Star NAFB LLC (as successor in interest to PowerLight Corporation), dated July 27, 2006, 2006 (“PPA”);

3.	Portfolio Energy Credit Purchase Agreement between Nevada Power Company and Solar Star NAFB, LLC, dated November 8, 2006 (“PEC Agreement”); and

4.	Interconnection and Operating Agreement between Nellis Air Force Base and Solar Star NAFB, LLC, dated , 2007 (“Interconnection Agreement”).

5.	Operating Agreement between the United States Department of the Air Force and Solar Star NAFB LLC (as successor in interest to PowerLight Corporation) dated as of December 14, 2006 (“Operating Agreement”).

System Design

PowerLight shall prepare all engineering and installation drawings consistent with prevailing construction standards. The Designers will review the existing site and infrastructure and design an efficient system that will produce the required energy and meet the Nevada PUC Requirements. The system design will comply with all applicable laws and regulations.

The Design Package shall include:

1.	Mechanical and Electrical Construction Drawings (Site Plans, Schematic Single Lines and Detail Drawings)

2.	Product description information

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

3.	Bill of Materials

4.	As-built documents at the commissioning phase

Solar Star will review and approve the documents prior to Construction. The project schedule is based on a 14-day review period for each approval. After such Solar Star approval, the Design Package shall be deemed “Design Submittal” as referenced in Schedule 23.1 - Warranty of this Agreement.

Material Purchase

PowerLight will purchase and furnish to the project site the following material:

1.	Concrete Foundations

2.	Tracker Structural Steel

3.	Miscellaneous Steel

4.	Components (Nuts, Bolts, Clamps, etc.)

5.	Photovoltaic Modules

6.	DC Cabling

7.	DC Junction Boxes

8.	AC Cabling

9.	Inverters

10.	Electric Switchgear

11.	Transformers

12.	Equipment Enclosures

13.	Tracker Motor Assemblies

14.	Meteorological Station

15.	Remotely accessible Data Acquisition Systems including Revenue Grade Metering

16.	All materials related to drainage required by the civil engineering plan.

The material will arrive on site as to not delay the completion of the project.

Assembly and Installation

PowerLight will Assemble and Install with its own forces and/or with Subcontractors the following Work:

1.	Prepare the site, including but not limited to drainage required by the civil engineering plan, and remove excess debris

2.	Concrete Foundations

3.	Complete Tracker Units including PV Modules

4.	DC Cabling and Junction Boxes

5.	AC Trenching and cabling

6.	Inverters, switchgear and transformers

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

7.	Tracker Motor Assemblies

8.	Meteorological Station

9.	Remotely accessible Data Acquisition System including Revenue Grade Metering

Commissioning

PowerLight will commission the completed system to verify that the system is functioning as expected within acceptable parameters and will be designed at a nameplate capacity that is expected to generate *** kWh in the first year of operation under normal weather conditions. PowerLight will provide an Operations and Maintenance manual to the Customer at the completion of the commissioning phase.

EXCLUDED ITEMS:

1	Special permits, approval requirements, fees and certifications such as environmental impact report, wetlands, special utility interconnection, water quality, archeological, endangered species, water rights, mineral rights.

2	Site landscaping or plant restoration (none is contemplated)

3	Painting of steel structures or any equipment. All metal materials are galvanized and will not need painting for weather protection or architectural features.

CLARIFICATIONS:

1	The Contract assumes there will be no issues in obtaining all required permits and approvals for construction of the solar electric system such as conditional use permits, environmental impact reports, fugitive dust control permits. PowerLight will not be responsible for construction delays caused by permit and approval requirements. Delays caused by permit requirements and all other approval requirements, to the extent not caused by Contractor, will allow PowerLight a time extension change order to the contract in the amount of time for obtaining required permit and approvals.

2	The Contract is based on using EMT Conduit with Rain Tight compression fittings for above ground and schedule 40 PVC below ground.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

SCHEDULE 1D

Form of Change Order

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

AIG DOCUMENT NO. 202

CHANGE ORDER

CUSTOMER

CONTRACTOR: PowerLight Corporation

Job #/ JobName:

Contract Date:

Contract Number: (                                             )

Change Order No.

This Change Order is made this          day of                 ,          by                                                                                                        , and

Powerlight Corporation

for the following gchanges in the Work

(CUSTOMER) agrees to pay for all changes in the Work performed by Powerlight Corporation under this Change Order according to the terms of the Agreement. The amount paid by [CUSTOMER] shall be full compensation for all Work requested and for all effects of this document on the Work. The change, if any, in the Contract Price shall be computed according to one of the following methods.

☐ 1.	No cost Change Order

☐ 2.	Costs Plus a Fee

☐ 3.	Unit Price

☐ 4.	Lump Sum of $

Unless Item 1 or 4 is marked, PowerLight Corporation shall submit promptly to [CUSTOMER] such itemized labor and material breakdowns as [CUSTOMER] may require for Work performed of deleted from the Agreement by this Change Order PowerLight Corporation shall include the cost of such change in its next application for payment in a separate line item.

The change if any, in the contract time resulting from the Work requested by the Change Order shall be determined according to the terms of the Agreement and allows for      and additional      deletion of                      (        ) days.

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilders · AGC DOCUMENT NO. 202· CHANGE ORDER @ 2001. The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

$(            ) Original Contract Sum

$(            ) Previous Authorized Change Orders

$(            ) This Change Order

$(            ) Total Revised Contract Sum

PowerLight Corporation

By

Title

Date

[CUSTOMER]

By

Title

Date

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

SCHEDULE 1E

Schedule of Values

	2007 March	April	May	June	July
Monthly billing (as % of total EPC price)	***	***	***	***	***
Cumulative billing	***	***	***	***	***

	2007 August	Sept.	October	Nov.	Dec.	2008 January
Monthly billing (as % of total EPC price)	***	***	***	***	***	***
Cumulative billing	***	***	***	***	***	100.0%

Note: Substantial completion of phases 1, 2 & 3 are on *** respectively

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

SCHEDULE 1F

Time and Materials Rate Schedule

Administrative Assistant	$	*	**/hr

Construction Manager	$	*	**/hr

Designer Engineer	$	*	**/hr

EE Eng./Mech. Eng.	$	*	**/hr

Project Manager	$	*	**/hr

Field Engineer (Customer Service)	$	*	**/hr.

Sr. Mgmt.	$	*	**/hr

Principals/Officers	$	*	**/hr

Material is billed cost plus ***%.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

Schedule 4.1

Schedule 4.1 – Technical Specifications and Bill of Materials

Technical Specifications

See spec sheets on pages 3-4 of this schedule

Additional T-20 Technical Specifications are as follows:

Tracker Model	***	***	***	***

Modules	***	***	***	***

Modules per Tracker Unit	***	***	***	***

Peak Rating	***	***	***	***

Strings per Tracker Unit	***	***	***	***

Tracker Module Area	***	***	***	***

Torque Tube Length	***	***	***	***

Torque Tube Slope	***	***	***	***

Bearings

Bearing Type	***	***	***	***

Bearing Material	***	***	***	***

Weights	***

Front Foundation Weight	***	***	***	***

Rear Foundation Weight	***	***	***	***

Tracker Unit Weight	***	***	***	***

Layout

E/W Tracker Spacing	***	***	***	***

N/S Tracker Spacing	***	***	***	***

Rotation Angle	***	***	***	***

Rows

Tracker Units (max)	***	***	***	***

Peak Rating (Max)	***	***	***	***

Row Length (Max)	***	***	***	***

Drive Capacity	***	***	***	***

Drive Power	***	***	***	***

Motor Type	***	***	***	***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

Bill of Materials

***

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

SCHEDULE 4.4

Applicable Permits

1.	General Storm Water Permit (SWPPPS)

2.	Welding Permit

3.	Digging Permit

4.	Environmental Permits (Landfill)

5.	Nellis AFB Civil Engineering Work Clearance Form

6.	Dust Permit

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

SCHEDULE 4.6

Substantial Completion Commissioning Plan for Phases and System

4.6.1 System
Overall Site Condition	Inspect general condition of site and surrounding grounds; cleanliness of site and structure, tiles; note erosion control and drainage; confirm ‘Danger’ signage; check security, fencing and safety features

Installed Equipment	Verify that all equipment on construction drawings is installed per design documents and manufacturer’s specifications

Support Structure	Inspect structure welds; drainage, grounding; Torque tube placement and alignment; Bearing condition and placement;

PV Mounting	Module placement, spacing and alignment; Check for cracks and other defects in modules; installation and condition frames and clamps; degree of soiling; assess shading; assess module clearance and obstacles

Array Wiring	Check grounding integrity; check connections and wire condition;

Tracker controller	Site parameters correctly installed; verify setting and function of limits and stops on tracker

4.6.2 Electrical

Combiner Box and Terminal Boxes	Check for loose wires and conduit, door seals, check fuses and connections; verify correct signage and labeling;

Inverter	Follow manufacturers start up and commissioning procedures

AC/DC Disconnect	Inspect disconnects; verify torques; ensure proper position; check signage

4.6.3 Monitoring

Data Acquisition System	Inspect DAS logger, check phone line. Verify operation and data collection

Power Meter	Calibrate DAS meter against utility grade monitor

Weather Station	Check functionality of meteorological sensors

4.6.4 Testing

Test Open Circuit Voltage (All Strings)

Test DC Amperage (All Strings)

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

SCHEDULE 23.1

Warranty

1.	PowerLight System Warranty. For each Phase, commencing on the Substantial Completion Date, and for a period of *** years thereafter, PowerLight warrants that the System will be free from defects in materials and workmanship under normal operating conditions and shall conform to the Design Submittal, as defined in the Scope of Work (Schedule 1C), which shall be made available and approved by Customer before the Completion Date. Notwithstanding the foregoing, this warranty shall not include any warranty statements provided by Other Manufacturers as described in Section 3 of this Warranty. If the System fails to conform to the Design Submittal, PowerLight will, at its option, either repair or replace any defective parts. Subject to Section 2, below, unless this warranty is extended by written agreement or a Manufacturer Warranty applies, Customer shall pay for any repair costs incurred by PowerLight after *** year standard warranty expires.

2.	PowerLight Extended Warranty. For each Phase of the System, the PowerLight System Warranty shall be extended for a period of *** years past the initial *** Warranty period set forth in Section 1 of this Warranty, to cover the following in respect of the *** (***):

i.	tracker drive components, including by not limited to motors, tracker controllers, screwdrives, joints, bushings/bearings, drive-arms and linkages; and

ii.	tracker assembly, including but not limited to steel structure, joints, bushings/bearings and pedestals.

PowerLight warrants that the System components listed will be free from defects in materials and workmanship under normal operating conditions and shall conform to the Design Submittal, as defined in the Scope of Work (Schedule 1C), which shall be made available and approved by Customer before the Completion Date. Notwithstanding the foregoing, this warranty shall not include any warranty statements provided by Other Manufacturers as described in Section 3 of this Warranty. If the System fails to conform to the Design Submittal, PowerLight will, at its option, either repair or replace any defective parts. Unless this warranty is extended by written agreement or a Manufacturer Warranty applies, Customer shall pay for any repair costs incurred by PowerLight after the *** year extended warranty expires.

3.	Manufacturer Warranties. PowerLight assigns to Customer the applicable pass-through warranties from PowerLight’s manufacturers, including but not limited to photovoltaic

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

modules, tracker drive components and system motors, and inverters (“Other Manufacturers”). The Other Manufacturers used for the Project shall be stated in Design Submittal. PowerLight makes no representation or warranty, and Customer shall seek no recourse from PowerLight, regarding the warranties of Other Manufacturers, including, without limitation, the power output of the PV modules.

4.	Warranty Exceptions. This warranty shall be void in the event of any of the following:

a.	Alterations or repairs made to the System’s supporting structure, or to any part of the System or associated wiring and parts without PowerLight’s prior written approval;

b.	Failure of the System to perform caused by legislative, administrative, or executive regulation, order or requisition of the government, local utility or public utilities commission, or any state, provincial or municipal government or official;

c.	Use of the System beyond the scope contemplated in its operating manuals or technical specifications;

d.	Force Majeure Events; and

e.	A change in usage of the Site, which may affect building or site permits and related requirements, without the written approval of PowerLight, or a change in ownership of building or property and the new owner has not signed an assumption agreement of the terms and conditions herein.

5.	Disclaimer. Except as expressly provided herein, PowerLight expressly disclaims any and all warranties of any kind, express, implied or statutory, including without limitation any implied warranties of merchantability and/or fitness for a particular purpose. Neither this Agreement nor any document furnished under it, unless explicitly stated, is intended to express or imply any warranty or guarantee with regard to the performance of the System, including, but not limited to i. electricity output, ii. reduction in energy costs or environmental savings, iii. financial savings or return on investment and iv. public recognition.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

SCHEDULE 24

Insurance Requirements:

Part I: Contractor shall secure and maintain the following insurance coverages:

Commercial General Liability

Limits of Liability:

$5,000,000 General Aggregate

$2,000,000 Products/Completed Operations Aggregate

$2,000,000 Personal & Advertising Injury Limit

$5,000,000 Per Occurrence

Endorsements issued in favor to Solar Star :

•	Additional Insured

•	Coverage afforded Solar Star shall be Primary and non-contributing to any other insurance maintained by Solar Star

•	Thirty (30) days notice of cancellation, except ten (10) days for non-payment of premium.

Automobile Liability:

Limits of Liability:

$2,000,000 per accident

$2,000,000 in aggregate

Workers’ Compensation:

Limits of Liability:

The greater of $1,000,000 or statutory minimum

Employers’ Liability:

Limits of Liability:

$1,000,000 per occurrence

Umbrella/Excess Liability:

$20,000,000 Aggregate

Excess over Primary Limits of Liability required for Commercial General Liability, Automobile Liability and Employers’ Liability.

Professional Liability:

Limits of Liability:

$1,000,000 each claim

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

$2,000,000 aggregate

Builders’ Risk:

Builders Risk insurance covering the entire project for the full cost of replacement of the project at the time of any loss. Coverage shall be written for “All Risks” of physical loss or damage including Earthquake and Flood. Coverage for the project shall be written to include coverage loss of Business Income, Construction Penalties, Expediting Expenses, Interest, Taxes, arising out of physical loss or damage to the project. This insurance shall include Contractor as Additional Insured and Loss Payee as their interest may appear.

Cargo Coverage:

Cargo coverage to cover loss or damage to project property & equipment while in due course of transit from it’s point of origin to the site. Insurance shall be valued at the C.I.F. plus 10% (cost, insurance, freight plus 10%).

Part II: Solar Star Insurance Requirements

Upon substantial completion of the project Solar Star shall procure and maintain comprehensive insurances appropriate for owners risks arising out of their ownership and operation of the System.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***

EXHIBIT 1

Description of Site

The site consists of 140 acres of land at Nellis AFB. Nellis Air Force Base, located in northeast Las Vegas, is the headquarters of the Air Warfare Center along with its 57th Wing and its 97th Air Base Wing. Nellis is also headquarters for the Thunderbirds, the U.S. Air Force Weapons School, and Red Flag, the Air Warfare Center’s major aircrew training program.

Below is a drawing showing the recommended acres to be leased by Solar Star.

***CONFIDENTIAL MATERIAL REDACTED AND

SEPARATELY FILED WITH THE COMMISSION***